UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2020

Pershing Square Tontine Holdings, Ltd.

(Exact name of registrant as specified in charter)

Delaware	001-39396	83-0930174
(State or other jurisdiction of incorporation)	Commission File number	(I.R.S. Employer Identification Number)

787 Eleventh Avenue, Ninth Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(212) 813-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-ninth of one redeemable warrant	PSTH.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	PSTH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $23.00	PSTH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously reported, on July 24, 2020, Pershing Square Tontine Holdings, Ltd. (the “Company”) consummated its initial public offering (the “IPO”) of 200,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-ninth of one redeemable warrant of the Company. In addition, each share of Class A Common Stock issued in the IPO carries the right to receive a distribution of additional redeemable warrants. The Units were sold at a price of $20.00 per Unit, generating gross proceeds to the Company of $4,000,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the sale, in a private placement, of the sponsor warrants (the “Sponsor Warrants”), to the Company’s sponsor, Pershing Square TH Sponsor, LLC (the “Sponsor”), at an aggregate price of, and generating gross proceeds to the Company of, $65,000,000. Also substantially concurrently with the closing of the IPO, the Company completed the sales, in private placements, of the director warrants (the “Director Warrants”) to the Company’s independent directors at an aggregate purchase price of, and generating gross proceeds to the Company of, $2,837,500.

A total of $4,000,000,000, comprised of $3,965,000,000 of proceeds from the IPO and $35,000,000 of proceeds from the sale of the Sponsor Warrants, which amount includes $56,250,000 of the underwriters’ deferred discount, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of July 24, 2020, reflecting receipt of the proceeds upon consummation of the IPO and the private placements of the Sponsor Warrants and Director Warrants has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the IPO, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) with certain affiliates of the Company’s Sponsor (the “Forward Purchasers”) pursuant to which the Forward Purchasers have committed to purchase, in one or more private placements to occur no later than simultaneously with the Company’s initial business combination, at least $1,000,000,000 of Forward Purchase Units (as defined below), and may elect to purchase an additional $2,000,000,000 of Forward Purchase Units. Each Forward Purchase Unit will have a purchase price of $20.00, and consist of one share of Class A Common Stock and one-third of one warrant to purchase a share of Class A Common Stock. In addition, the Company entered into forward purchase agreements with certain of its directors for an aggregate committed purchase of $6,000,000 of Forward Purchase Units. As a result, assuming no redemptions of Class A Common Stock, the Company expects to have a minimum of $5,006,000,000 in equity capital and up to $7,006,000,000 in equity capital for use in its initial business combination.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Audited Balance Sheet, dated July 24, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pershing Square Tontine Holdings, Ltd.

Date: July 30, 2020	By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Chief Executive Officer, Chairman of the Board of Directors